EXHIBIT 4.1





                FORM OF  SERIES G CONVERTIBLE PREFERRED STOCK PURCHASE

                                    AGREEMENT



                            Dated as of July 31, 1998




                                      among




                              STARBASE CORPORATION




                                       and




                       THE PURCHASERS LISTED ON EXHIBIT A

             SERIES G CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


         This SERIES G CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of July 31, 1998 by and among StarBase Corporation, a Delaware corporation (the "Company") and each of the Purchasers of shares of Series G Convertible Preferred Stock of the Company whose names are set forth on the Schedule of Purchasers hereto (individually, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS:

         A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

         B. The Company has authorized the following new series of its Preferred Stock, par value $.01 per share (the "Preferred Stock"): the Company's Series G Convertible Preferred Stock (the "Preferred Shares"), which shall be convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights, in the form attached hereto as Exhibit A (the " Certificate of Designations");

         C. The Purchasers wish to purchase, upon the terms and conditions stated in this Agreement, initially an aggregate of 3,000 of the Preferred Shares (the "Initial Preferred Shares") in the respective amounts set forth opposite each Purchaser's name on the Schedule of Purchasers on the Initial Closing Date (as defined below).

         D. Subject to the terms and conditions set forth in this Agreement, the Purchasers will have the right to purchase up to an aggregate of an additional 3,000 of the Preferred Shares (the "Additional Preferred Shares") in the respective amounts set forth opposite each Purchaser's name in the Schedule of Purchasers on the Additional Closing Date (as defined below) (the Initial Preferred Shares and the Additional Preferred Shares collectively are referred to in this Agreement as the "Preferred Shares");

         E. Subject to the conditions set forth in Section 1.5, the Purchasers shall have the right to receive, at any time prior to the conversion of all of the Preferred Shares, warrants, in substantially the form attached hereto as Exhibit B (the "Warrants"), to acquire up to 15% of the Conversion Shares issuable with respect to the Preferred Shares then outstanding (the "Warrant Shares"); and

         F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Purchasers hereby agree as follows:


                                    ARTICLE I

                      Purchase and Sale of Preferred Stock

         Section 1.1 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the Preferred Shares, at a purchase price of $1,000 per share, set forth with respect to such Purchaser on the Schedule of Purchasers hereto.

         Section 1.2 The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number (subject to Section 3.9) of its authorized but unissued shares of its Common Stock, to effect the conversion of the Preferred Shares and exercise of the Warrants. The Preferred Shares, the Conversion Shares and the Warrant Shares collectively are referred to as the "Shares" and the Shares and the Warrants collectively are referred to as the "Securities".

         Section 1.3 Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Initial Preferred Shares and shall have the right to purchase the number of Additional Preferred Shares set forth opposite their respective names on the Schedule of Purchasers. The closing of the purchase and sale of the Initial Preferred Shares (the "Initial Closing") to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036 at 5:00 p.m. E.S.T. on July 31, 1998 or such other time and place or on such date as the Purchasers and the Company may agree upon (the "Initial Closing Date"). The closing of the purchase and sale of the Additional Preferred Shares (the "Additional Closing") which may be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, at 5:00 p.m. E.S.T. on the later of (a) the date which is three months after the Initial Closing Date and (b) the date which is 15 days after the date on which the Registration Statement is declared effective by the SEC, or such other time and place or on such date as the Purchasers and the Company may agree upon (the "Additional Closing Date"). The Initial Closing Date and the Additional Closing Date collectively are referred to in this Agreement as the "Closing Dates" and the Initial Closing and the Additional Closing collectively are referred to in this Agreement as the "Closings." On each of the Closing Dates, the Company shall deliver to each Purchaser certificates for the number and series of Initial Preferred Shares or Additional Preferred Shares, as the case may be, to be purchased by such Purchaser at such Closing, registered in such Purchaser's name (or its nominee) against receipt by the Company of a wire transfer of funds to the account as shall be designated in writing by the Company, representing the cash consideration set forth opposite each such Purchaser's name on the Schedule of Purchasers. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the respective Closing.

         Section 1.4 Additional Closing. On the Additional Closing Date, the Company shall have the right to sell to each Purchaser, with the consent of such Purchaser, the number of Additional Preferred Shares set forth on the Schedule of Purchasers by delivering written notice to each Purchaser at least seven business days prior to the Additional Closing Date (an "Additional Share Notice"). If a Purchaser elects to consent to purchase Additional Preferred Shares, such Purchaser shall deliver written notice of such consent to the Company on or before the date which is three business days prior to the Additional Closing Date. Each Additional Share Notice shall set forth the number of Additional Preferred Shares each such Purchaser would purchase, if consented to, at the Additional Closing.

         Section 1.5 Warrants. After the Initial Closing Date and for so long as any Preferred Shares remain outstanding, if at any time (the "Warrant Trigger Date") the closing bid price (as reported by Bloomberg Financial Markets ("Bloomberg")) of the Common Stock is less than 50% of the Fixed Conversion Price (as defined in the Certificate of Designations) of any Preferred Shares as of the Closing Date for such Preferred Shares, then within five business days of the Warrant Trigger Date the Company shall issue Warrants to each holder of such Preferred Shares to purchase a number of Warrant Shares equal to 15% of the number of Conversion Shares issuable assuming full conversion of the Preferred Shares held by such holder as of the Warrant Trigger Date (without regard to any limitation on the amount or timing of conversions). The exercise price for such Warrants shall be equal to the closing bid price (as reported by Bloomberg) of the Common Stock on the Warrant Trigger Date, provided that if the Company has not delivered the Warrants to each Purchaser on or before the tenth (10th) business day after written notice from any Purchaser of the occurrence of the Warrant Trigger Date, then the Warrant Exercise Price shall be the lesser of (a) the closing bid price (as reported by Bloomberg) for the Common Stock on the Warrant Trigger Date and (b) the closing bid price (as reported by Bloomberg) for the Common Stock on the date the Warrants are delivered to the Purchasers.


                                   ARTICLE II

                         Representations and Warranties

         Section 2.1 Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

                  (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authorization to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not, directly or indirectly, own capital stock or hold an equity or similar interest in any entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect (as defined below). As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

                  (b) Authorization;  Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 3.14) and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Shares in accordance with the terms hereof, the Certificate of Designations and the Warrants. The execution, delivery and performance of the Transaction Documents and the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been, and the Registration Rights Agreement at the Initial Closing will be, duly executed and delivered by the Company. Each of the Transaction Documents constitutes, when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application. Prior to the Initial Closing, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

                  (c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of June 30, 1998 are set forth in Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and Series G Convertible Preferred Stock have been duly and validly authorized. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or Preferred Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set on Schedule 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as disclosed on Schedule 2.1(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the Warrants as described in this Agreement. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and, to the Company's knowledge, no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

                  (d) Issuance of Shares. The Preferred Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Preferred Shares shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designations. When the Conversion Shares and Warrant Shares are issued in accordance with the terms of the Preferred Shares as set forth in the Certificate of Designations and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders thereof shall be entitled to all rights accorded to a holder of Common Stock. At least 2,000,000 shares of Common Stock (subject to adjustment as pursuant to the Company's covenant set forth in Section 3.9 below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants.

                  (e) No Conflicts. Except as disclosed on Schedule 2.1(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated herein and therein do not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to or having jurisdiction over the Company or by which any property or asset of the Company are bound or affected, except, in all cases described in clauses (ii), (iii) and (iv) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not reasonably be expected to have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or the Certificate of Designations (including, without limitation, the issuance and sale of the Preferred Shares, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof) other than any filings which may be required to be made by the Company with the SEC, the National Association of Securities Dealers, Inc. (the "NASD"), or state securities administrators subsequent to the respective Closing, any registration statement which may be filed pursuant hereto, and the Certificate of Designations; provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein. The Company is not in violation of the listing requirements of The Nasdaq Stock Market, Inc. as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by The Nasdaq Stock Market, Inc. in the near future.

                  (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 1995. The Company has not provided to the Purchasers any information which, according to applicable law, rule or regulation, would be required to be disclosed on a registration statement filed with the Commission relating to the issuance and sale by the Company of its Common Stock, but which has not been publicly disclosed, other than with respect to the terms of the transactions contemplated by this Agreement. As of their respective dates, the Form 10-KSB for the year ended March 31, 1998 (the "Form 10-K") and the Form 10-Q for the fiscal quarter ended December 31, 1997, as restated by the Form 10-K (the "Form 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-K and the Form 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g)      Intentionally omitted.

                  (h) No Material Adverse Change. Since March 31, 1998, the date through which the most recent annual report of the Company on Form 10-K has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto.

                  (i)      Intentionally omitted.

                  (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the Commission relating to the issuance and sale by the Company of its Common Stock, but which has not been publicly disclosed.

                  (k) Indebtedness. Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

                  (l)      Intentionally omitted.

                  (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its officers or directors which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as specifically set forth in the Form 10-K, Form 10-Q or on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, the Company's properties or assets, the Common Stock or any of the Company's officers, directors in their capacities as such, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any of its officers or directors in their capacities as such.

                  (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Form 10-K, Form 10-Q or on Schedule 2.1(n) hereto or such that would not reasonably be expected to cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (o) Taxes. Except as set forth in the Form 10-K, Form 10-Q or on Schedule 2.1(o) hereto, the Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company for the years subsequent to December 31, 1995 have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

                  (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

                  (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact
                                       -8-
necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (r)      Intentionally omitted.

                  (s)      Intentionally omitted.

                  (t) Books and Records. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

                  (u) Material Agreements. Except as set forth in the Form 10-K, Form 10-Q or on Schedule 2.1(u) hereto, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement filed on the date hereof with the Commission relating to the issuance and sale by the Company of its Common Stock (collectively, "Material Agreements"). The Company has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which would be reasonably expected to have a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company limits or shall limit the payment of dividends on the Company's Preferred Shares, other Preferred Stock, if any, or its Common Stock.

                  (v) Transactions with Affiliates. Except as set forth in the Form 10-K, Form 10-Q or on Schedule 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company or any of its customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

                  (w) Securities Act of 1933. The Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Preferred Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, so as to bring the issuance and sale of the Preferred Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the offer or sale of the Preferred Shares.

                  (x) Governmental Approvals. Except as set forth in the Form 10-K, Form 10-Q or on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designations with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under the Transaction Documents or the Certificate of Designations.

                  (y) Investment Company Act Status. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (z) Intellectual Property Rights. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  (aa) Acknowledgment Regarding Purchasers' Purchase of Preferred Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Purchasers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser's purchase of the Shares and the Warrants. The Company further represents to each Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  (ab) No Integrated Offering. To the knowledge of the Company, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares or the Warrants under the Securities Act or cause this offering of the Shares or Warrants to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The Nasdaq Stock Market, Inc. nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Shares or the Warrants under the Securities Act or cause the offering of the Shares and the Warrants to be integrated with other offerings.

                  (ac) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designations and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  (ad) No Other Agreements. The Company has not, directly or indirectly, made any agreements with any of the Purchasers relating to the terms and conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

         Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

                  (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership, limited liability company or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                  (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or entity action (if the Purchaser is an entity), and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, or members as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party (except for such conflicts and defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, operations, results of operations or financial condition of such Purchaser).

                  (d) Acquisition for Investment. Such Purchaser is purchasing the Preferred Shares and the Conversion Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein and subject to Section 2.2(f) below, such Purchaser does not agree to hold the Preferred Shares or the Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Preferred Shares and the Conversion Shares at any time in accordance with Federal securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Conversion Shares and that it has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation, if any.

                  (e) Accredited Purchasers. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                  (f) Rule 144. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such person will be unable to sell any Preferred Shares and Conversion Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

                  (g) General. Each Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchasers set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchasers to acquire the Shares.

                                   ARTICLE III

                                    Covenants

         The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers.

         Section 3.1       Securities Compliance.

                  (a) The Company shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrants to the Purchasers.

                  (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchasers set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of such Purchasers to acquire the Preferred Shares.

         Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Nasdaq Small Cap Market ("NASDAQ"), if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ.

         Section 3.3       Intentionally omitted.

         Section 3.4 Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which would reasonably be expected to have a Material Adverse Effect.

         Section 3.5 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company.

         Section 3.6       Intentionally omitted.

         Section 3.7 Amendments. So long as any of the Preferred Shares remain outstanding, the Company shall not amend or waive any provision of the Articles, Bylaws of the Company, or Registration Rights Agreement in any way that would adversely affect the liquidation preferences, dividends rights, voting rights or redemption rights of the holders of the Preferred Shares.

         Section 3.8 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right to perform of the Company under the Transaction Documents or the Certificate of Designations.

         Section 3.9 Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

         Section 3.10 Filing of Form 8-K. On or before the fifteenth (15th) business day following each of the Closing Dates, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at such Closing, in each case in the form required by the 1934 Act.

         Section 3.11 Use of Proceeds. The proceeds from the sale of the Preferred Shares will be used by the Company for working capital and general corporate purposes.

         Section 3.12      Intentionally omitted.

         Section 3.13 Restrictions on Additional Financings. Subject to the exceptions described below, the Company agrees that it shall not contract with any party for or issue any securities convertible or exchangeable into or for equity securities of the Company (including debt securities with an equity component) in any form ("Convertible Securities") which Convertible Securities allow for conversions, exchanges or exercises prior to the date which is 120 days after the Initial Closing Date (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitation"). The Capital Raising Limitation shall not apply to (i) a loan from a commercial bank which does not have any equity feature, (ii) any transaction involving the

Company's issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product or license or other assets by the Company, (iii) the issuance of Common Stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees or directors, or (vi) the issuance of Series H Convertible
Preferred Stock by the Company, provided that the terms of such Series H Convertible Preferred Stock and the terms of its issuance are not more favorable than the terms of the Preferred Shares set forth in this Agreement, the Certificate of Designations and the Registration Rights Agreement.

         Section 3.14 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 6.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.14 will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.14 shall affect in any way each Purchaser's obligations and agreements set forth in Section 6.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.14 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.14 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.14, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  Section 3.15 Capital and Surplus; Special Reserves. The amount to be represented in the capital account for the Preferred Shares at all times for each outstanding Preferred Share shall be an amount equal to the Redemption Price (as defined in Section 8(b) of the Certificate of Designations) for such Preferred Share.


                                   ARTICLE IV

                                   Conditions

         Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares.

                  (a) Initial Closing Date. The obligation hereunder of the Company to issue and sell the Initial Preferred Shares to the Purchasers on the Initial Closing Date is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof.

                  (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date.

                  (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Initial Closing.

                  (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (b) Additional Closing Date. The obligation hereunder of the Company to issue and sell the Additional Preferred Shares to the Purchasers on the Additional Closing Date is subject to the satisfaction or waiver, at or before the Additional Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof.

                 (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of the Purchasers shall be true and correct in all material respects as of the date when made and as of the Additional Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date.

                  (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Additional Closing.

                  (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares.

                  (a) Initial Closing Date. The obligation hereunder of each Purchaser to acquire and pay for the Initial Preferred Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

                  (i) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date.

                  (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

                  (iii) Intentionally omitted.

                  (iv) No Suspension, Etc. From the date hereof to the Initial Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission or the NASDAQ (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Initial Closing), and, at any time prior to the Initial Closing, trading in securities generally as reported by NASDAQ shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by NASDAQ.
                                      -17-

                  (v) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (vi) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                  (vii) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Purchaser.

                  (viii) Opinion of Counsel. At the Initial Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of the Initial Closing, in the form of Exhibit D hereto.

                  (ix) Registration Rights Agreement. At the Closing the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

                  (x) Preferred Stock Certificates. The Company shall have executed and delivered to such Purchaser the Stock Certificates (in such denominations as such Purchaser shall request) for the Preferred Shares being purchased by such Purchaser at the Initial Closing.

                  (xi) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above and in a form reasonably acceptable to such Purchaser (the "Resolutions").

                  (xii) Reservation of Shares. As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to the sum of (A) at least 150% of the number of Conversion Shares issuable upon conversion of the Preferred Shares outstanding on the Initial Closing Date and (B) the number of Warrant Shares issuable upon exercise of the number of Warrants assuming such Warrants were granted on the Initial Closing Date (after giving effect to the Preferred Shares to be issued on the Initial Closing Date and assuming all such Preferred Shares and Warrants were fully convertible or exercisable on such date regardless of any limitation on the timing or amount of such conversions or exercises).

                  (xiii) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (xiv) Good Standing Certificate. The Company shall have delivered to such Purchaser a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware and the qualification and good standing of the Company to do business in the State of California issued by the Secretary of State of the State of California, each as of a date within 10 days of the Initial Closing.

                  (xv) Certified Articles of Incorporation. The Company shall have delivered to such Purchaser a certified copy of its Articles as certified by the Secretary of State of the State of Delaware within ten days of the Initial Closing Date.

                  (xvi) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as the Initial Closing Date, as to (i) the Resolutions, (ii) the Articles and
         (iii) the Bylaws, each as in effect at the Initial Closing.

                  (b) Additional Closing Date. The obligation hereunder of each Purchaser to acquire and pay for the Additional Preferred Shares is subject to the satisfaction or waiver, at or before the Additional Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

                  (i) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct as of the date when made and as of the Additional Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date.

                  (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Additional Closing.

                  (iii) No Suspension, Etc. From the date hereof to the Additional Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission or the NASDAQ (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Additional Closing), and, at any time prior to the Additional Closing, trading in securities generally as reported by NASDAQ shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by NASDAQ.

                  (iv) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (v) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                  (vi) Opinion of Counsel. At the Additional Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of the Additional Closing, in the form of Exhibit D hereto.

                  (vii) Preferred Stock Certificates. The Company shall have executed and delivered to such Purchaser the Stock Certificates (in such denominations as such Purchaser shall request) for the Preferred Shares being purchased by such Purchaser at the Additional Closing.

                  (viii) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as the Additional Closing Date, as to (A) the Resolutions, (B) the Articles,
         (C) the Bylaws and (D) the Certificate of Designations, each as in effect at the Additional Closing.


                                    ARTICLE V

                               Registration Rights

         At the Initial Closing, the Company and Purchasers shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit C.


                                   ARTICLE VI

                              Transfer Restrictions

         Section 6.1 Legend. The certificates or other instruments representing the Preferred Shares and the Warrants until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed from the Securities and the Company shall issue a certificate without such legend to the holder of such Securities, if, (i) in connection with a sale transaction, such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the Securities Act, or
(iii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. In the case of any proposed transfer under this Section 6.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. If the holder has complied with clause (iii) of this Section 6.1, the Company will cause an opinion of counsel to be delivered to the transfer agent regarding the removal of the legend.

         Section 6.2 Transfer or Resale. Except as provided in the Registration Rights Agreement: (i) the Preferred Shares and the Warrants have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144; and (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder.

                                   ARTICLE VII

                                   Termination

         Section 7.1 Termination by  Mutual Consent.   This   Agreement  may  be
terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchasers.

         Section 7.2 Other Termination. This Agreement may be terminated by the action of the Board of Directors of the Company or by any one or more of the Purchasers at any time if the Closing shall not have been consummated by the Closing Date, as long as the failure to so consummate is not the fault of the terminating party.

         Section 7.3 Effect of Termination. In the event of termination by the Company or any one or more of the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement and the Registration Rights Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in
Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 9.1 and 9.2, and Article VIII herein. Nothing in this Section 7.3 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement or the Registration Rights Agreement, or to impair the rights of the Company and the Purchasers to compel specific performance by the other party of its obligations under this Agreement and the Registration Rights Agreement.


                                  ARTICLE VIII

                                 Indemnification

         Section 8.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

         Section 8.2 Indemnification Procedure. Any party entitled to indemnification under this Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                   ARTICLE IX

                                  Miscellaneous

         Section 9.1 Fees and Expenses. Except as otherwise set forth in this Agreement, the Registration Rights Agreement or the Certificate of Designations, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, deliver and performance of this Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Preferred Shares pursuant hereto.

         Section 9.2       Specific Enforcement, Consent to Jurisdiction .

                  (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         Section 9.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents or the Certificate of Designations, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the

Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designations unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

         Section 9.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.
The addresses and facsimile numbers for such communications shall be:

If to the Company:         Chief Financial Officer
                           StarBase Corporation



If to any Purchaser: At the address of such Purchaser set forth on the Schedule of Purchasers to this Agreement, with copies to Purchaser's counsel as set forth on the Schedule of Purchasers or as specified in writing by such Purchaser

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         Section 9.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 9.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. Except as in compliance with Section 8(c) of the Certificate of Designations, the Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of three-fourths (3/4) of the Preferred Shares then outstanding including by merger or consolidation. A Purchaser may assign some or all of its rights hereunder to Affiliates (as defined below) of such Purchaser, without the consent of the Company, and to others, with the consent of the Company; provided, however, that any such assignment shall not release such Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, Purchaser shall be entitled to pledge the Securities in connection with a bona fide margin account. For purposes of this Section 9.7, "Affiliates" means with respect to any Purchaser, any person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person.

         Section 9.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

         Section 9.10 Survival. The representations and warranties of the Company and the Purchasers contained in Article II shall survive the execution and delivery hereof and each of the Closings, and the agreements and covenants set forth in Articles I, III, V, VII, VIII and IX of this Agreement shall survive the execution and delivery hereof and each of the Closings hereunder; provided, that Sections 3.2, 3.4, 3.5 and 3.8 shall expire on the earlier of (i) the date which is one year after the date as of which the Purchasers may sell all of the Conversion Shares and Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Purchasers shall have sold all the Conversion Shares and Warrant Shares and (B) none of the Preferred Shares or Warrants are outstanding. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, such facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         Section 9.12. Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

         Section 9.13 Severability. The provisions of this Agreement, the Certificate of Designations and the Registration Rights Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement, the Certificate of Designations or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Certificate of Designations or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 9.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Certificate of Designations, and the Registration Rights Agreement.

         Section 9.15      Intentionally omitted.

         Section 9.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 9.17 Remedies. Each Purchaser shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         Section 9.18 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers hereunder or pursuant to the Certificate of Designations or Warrants or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.



                                        STARBASE CORPORATION



                                        By:
                                                 Name:
                                                 Its:


                                        THE PURCHASERS:

                                        By:
                                                 Name:
                                                 Its:

                          SCHEDULE OF PURCHASERS to the
             SERIES G CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                            FOR STARBASE CORPORATION


                                        Number of
                                        Initial /
                                       Additional
                     Investor Address   Preferred   Investor's Representatives'
Investor Name      and Facsimile Number  A Shares   Address and Facsimile Number
-------------      -------------------- ----------  ----------------------------

                            SCHEDULE OF DEFINED TERMS

Defined Term                                Section
------------                                -------

Additional Closing                          1.3
Additional Closing Date                     1.3
Additional Preferred Shares                 Recital D
Additional Share Notice                     1.4
Affiliates                                  9.7
Articles                                    2.1(c)
Bloomberg                                   1.5
Bylaws                                      2.1(c)
Capital Raising Limitation                  3.13
Certificate of Designations                 Recital B
Closing Dates                               1.3
Closings                                    1.3
Commission Documents                        2.1(f)
Common Stock                                Recital B
Conversion Shares                           Recital B
Convertible Securities                      3.13
Exchange Act                                2.1(f)
Form 10-K                                   2.1(f)
Form 10-Q                                   2.1(f)
GAAP                                        2.1(f)
Indebtedness                                2.1(k)
indemnified party                           8.2
Initial Closing                             1.3
Initial Closing Date                        1.3
Initial Preferred Shares                    Recital C
Irrevocable Transfer Agent
   Instructions                             3.14
Material Adverse Effect                     2.1(a)
Material Agreements                         2.1(u)
NASD                                        2.1(e)
NASDAQ                                      3.2
Preferred Shares                            Recitals B and D
Preferred Stock                             Recital B
Registration Rights Agreement               Recital F
Regulation D                                Recital A
Resolutions                                 4.2(a)(xi)
Rule 144                                    2.2(f)
SEC                                         Recital A
Second Closing                              1.3

Defined Term                                Section
------------                                -------



Securities                                  1.2
Securities Act                              Recital A
Shares                                      1.2
Transaction Documents                       2.1(b)
Warrants                                    Recital E
Warrant Shares                              Recital E
Warrant Trigger Date                        1.5

                              STARBASE CORPORATION
                              DISCLOSURE SCHEDULES
              RELATING TO THE SERIES G CONVERTIBLE PREFERRED STOCK
                PURCHASE AGREEMENT AMONG STARBASE CORPORATION AND
           THE PURCHASERS LISTED ON THE SCHEDULE OF PURCHASERS THERETO




            ALL SECTION AND SUBSECTION NUMBERS AND LETTERS RELATE AND
COINCIDE TO SUCH NUMBERS AND LETTERS AS SET FORTH IN THE SERIES G CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (THE "AGREEMENT"). ANY TERMS REQUIRING DEFINITION HEREIN ARE DEFINED IN THE AGREEMENT.

                                 SCHEDULE 2.1(c)


                  Authorized Capital Stock as of June 30, 1998



Common
                           Authorized

                           Outstanding


Preferred
                           Authorized

           Series A        Outstanding

           Series B        Outstanding

           Series C        Outstanding

           Series D        Outstanding

           Series E        Outstanding

           Series F        Outstanding

                                 SCHEDULE 2.1(e)



Nothing for this schedule

                                 SCHEDULE 2.1(f)



Nothing for this schedule

                                 SCHEDULE 2.1(h)



Nothing for this schedule

                                 SCHEDULE 2.1(k)



At June 30, 1998, the remaining balance to be paid on the lease of the telephone system is approximately $45,000.

                                 SCHEDULE 2.1(m)




Nothing for this schedule

                                 SCHEDULE 2.1(n)




Nothing for this schedule

                                 SCHEDULE 2.1(o)





Nothing for this schedule

                                 SCHEDULE 2.1(p)



Nothing for this schedule

                                 SCHEDULE 2.1(r)


Omitted

                                 SCHEDULE 2.1(u)



Nothing for this schedule

                                 SCHEDULE 2.1(v)


Nothing for this schedule

                                 SCHEDULE 2.1(x)



Nothing for this schedule